Exhibit 99.1
Investor Contact: Ken Cooper — 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom — 952-229-7435 or pr@lifetimefitness.com
FOR IMMEDIATE RELEASE
LIFE TIME FITNESS ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS
Company Reports Revenue Growth of 20.5%, Net Income Growth of 23.1%,
and Earnings Per Diluted Share of $0.44 for the Quarter
CHANHASSEN, Minn. (April 24, 2008) — Life Time Fitness, Inc. (NYSE: LTM) today reported its operating results for the first quarter ended March 31, 2008.
          First quarter 2008 revenue grew 20.5% to $184.5 million from $153.1 million during the same period last year. Net income during the quarter grew 23.1% to $17.4 million, or $0.44 per diluted share. This compares to net income of $14.1 million, or $0.38 per diluted share, for 1Q 2007.
          “We continue to deliver against our fundamental business objectives,” said Bahram Akradi, chairman and chief executive officer. “Just as we seek to continually evolve the unparalleled experience and value we deliver to members, we continue to improve our differentiated business model and the opportunities our company has for future growth and expansion. In support of this, we remain focused on driving our member connectivity initiatives and concentrating on research and development activities in the areas of consumer and corporate wellness programming and services.”
          Life Time Fitness continued its expansion efforts during the first quarter with an opening in Parker, Colorado, representing the Company’s first location in this market. Construction is underway for the remaining ten planned openings in 2008.
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Life Time Fitness First Quarter 2008 Results — Page 2
Three Months Ended March 31, 2008, Financial Highlights:
Total revenue for the first quarter grew 20.5% to $184.5 million, driven primarily by growth in membership dues and in-center revenue.

(Period-over-period growth)	1Q 2008 vs. 1Q 2007
• Memberships	521,177 — up 9.9%
• Membership dues	19.0%
• Enrollment fees	14.9%
• In-center revenue	25.9%
• Same-center revenue	4.3%
• Average center revenue / membership	$363 — up 8.7%
• Average in-center revenue / membership	$111 — up 13.3%
Total operating expenses during 1Q 2008 totaled $148.4 million compared to $124.4 million for 1Q 2007, driven primarily by increased expenses to support new centers, membership ramp, and in-center revenue growth. Operating margin was 19.5% for 1Q 2008, compared to 18.8% in the prior-year period.

(Expense as a percent of total revenue)	1Q 2008 vs. 1Q 2007
• Center operations	58.3% vs. 58.4%
• Advertising and marketing	5.1% vs. 4.8%
• General and administrative	5.8% vs. 6.9%
• Other operating	2.3% vs. 2.2%
• Depreciation and amortization	9.0% vs. 8.9%
Net income during 1Q 2008 grew 23.1% to $17.4 million from $14.1 million in 1Q 2007, driven by continued top-line growth and improved operating margin. Net income margin for 1Q 2008 was 9.4% compared with 9.2% in 1Q 2007.
EBITDA for 1Q 2008 grew 23.8% to $52.9 million from $42.7 million in 1Q 2007. As a percentage of total revenue, EBITDA was 28.7% in 1Q 2008, compared to 27.9% in 1Q 2007.
Cash flows from operations for the first quarter grew 26.4% to $49.3 million from $39.0 million in the prior-year period.
Weighted average diluted shares for 1Q 2008 totaled 39.4 million compared to 37.4 million shares in 1Q 2007.
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Life Time Fitness First Quarter 2008 Results — Page 3
Updated 2008 Business Outlook:
The following statements are based on the Company’s current expectations for fiscal year 2008 and subject to the risks and uncertainties described below:
•	Revenue is expected to be $780-$800 million, or approximately 19-22% growth. This year-over-year increase is driven primarily by new center growth, membership ramp at new and existing centers, and in-center revenue growth.

•	Net income is expected to be $82.0-$83.5 million, or approximately 21-23% growth (up from $81.5-$83.0 million, or approximately 20-22% growth). This year-over-year increase is driven primarily by our growth strategies.

•	Diluted earnings per common share is expected to be $2.06-$2.09, or approximately 16-18% growth (up from $2.05-$2.08, or approximately 15-17% growth).
          As announced on April 16, 2008, the Company will hold a conference call today at 10:00 a.m. ET to discuss first quarter 2008 results. Bahram Akradi, chairman and chief executive officer, Michael Robinson, executive vice president and chief financial officer, and Kenneth Cooper, senior director of Finance, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at lifetimefitness.com. A replay of the call will be available the same day via the Company’s Web site beginning at approximately 1:00 p.m. ET.
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About Life Time Fitness, Inc.
Life Time Fitness, Inc. (NYSE:LTM) operates distinctive and large, multi-use sports and athletic, professional fitness, family recreation and resort and spa centers. The company also provides consumers with personal training consultation, full-service spas and cafes, corporate wellness programs, health and nutrition education, the healthy lifestyle magazine, Experience Life, athletic events, and nutritional products. As of April 24, 2008, Life Time Fitness operated 71 centers in 16 states, including Arizona, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Maryland, Michigan, Minnesota, Nebraska, North Carolina, Ohio, Texas, Utah and Virginia. The Company also operated one satellite facility and five preview locations in existing and new markets. Life Time Fitness is headquartered in Chanhassen, Minnesota, and can be located on the Web at lifetimefitness.com. LIFE TIME FITNESS, EXPERIENCE LIFE, and the LIFE TIME FITNESS TRIATHLON SERIES are registered trademarks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.

Risks & Uncertainties
Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are identifying and acquiring suitable sites for new sports, fitness and family recreation centers, opening new sports, fitness and family recreation centers, attracting and retaining members, obtaining additional financing and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans as well as stock offerings. The Company cautions investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date.
          All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

LIFE TIME FITNESS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,459	$5,354
Accounts receivable, net	3,278	4,475
Inventories	13,942	14,324
Prepaid expenses and other current assets	13,173	15,963
Deferred membership origination costs	17,333	16,205
Deferred tax asset	1,177	1,188
Income tax receivable	—	5,814

Total current assets	51,362	63,323
PROPERTY AND EQUIPMENT, net	1,360,427	1,259,271
RESTRICTED CASH	3,515	6,767
DEFERRED MEMBERSHIP ORIGINATION COSTS	15,157	14,367
OTHER ASSETS	52,654	42,805

TOTAL ASSETS	$1,483,115	$1,386,533

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$9,314	$9,568
Accounts payable	12,148	12,872
Construction accounts payable	64,549	59,261
Accrued expenses	48,090	47,052
Deferred revenue	38,181	34,851

Total current liabilities	172,282	163,604
LONG-TERM DEBT, net of current portion	622,130	555,037
DEFERRED RENT LIABILITY	25,827	25,526
DEFERRED INCOME TAXES	39,456	38,607
DEFERRED REVENUE	18,620	17,529
OTHER LIABILITIES	14,839	13,673

Total liabilities	893,154	813,976

SHAREHOLDERS’ EQUITY:
Common stock	791	783
Additional paid-in capital	376,276	373,910
Retained earnings	217,294	199,890
Accumulated other comprehensive loss	(4,400)	(2,026)

Total shareholders’ equity	589,961	572,557

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,483,115	$1,386,533

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	For the
	Three Months Ended
	March 31,
	2008	2007
REVENUE:
Membership dues	$119,648	$100,528
Enrollment fees	6,533	5,686
In-center revenue	55,265	43,897

Total center revenue	181,446	150,111
Other revenue	3,005	2,990

Total revenue	184,451	153,101

OPERATING EXPENSES:
Center operations	107,580	89,492
Advertising and marketing	9,498	7,369
General and administrative	10,672	10,488
Other operating	4,095	3,324
Depreciation and amortization	16,590	13,687

Total operating expenses	148,435	124,360

Income from operations	36,016	28,741

OTHER INCOME (EXPENSE):
Interest expense, net	(7,211)	(5,528)
Equity in earnings of affiliate	323	316

Total other income (expense)	(6,888)	(5,212)

INCOME BEFORE INCOME TAXES	29,128	23,529
PROVISION FOR INCOME TAXES	11,724	9,395

NET INCOME	$17,404	$14,134

BASIC EARNINGS PER COMMON SHARE	$0.45	$0.39

DILUTED EARNINGS PER COMMON SHARE	$0.44	$0.38

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING — BASIC	38,895	36,642

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING — DILUTED	39,363	37,392

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the
	Three Months Ended
	March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,404	$14,134
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,590	13,687
Deferred income taxes	3,252	1,496
Provision for doubtful accounts	30	(5)
Loss on disposal of property and equipment, net	831	39
Amortization of deferred financing costs	235	195
Share-based compensation	1,782	1,818
Excess tax benefit from stock option exercises	(65)	(916)
Change in investment in unconsolidated subsidiary	(323)	(316)
Changes in operating assets and liabilities	9,568	8,848
Other	18	47

Net cash provided by operating activities	49,322	39,027

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(102,218)	(84,146)
Proceeds from sale of property and equipment	392	35
Proceeds from property insurance settlement	—	48
Increase in other assets	(5,482)	(1,155)
Decrease in restricted cash	3,252	29

Net cash used in investing activities	(104,056)	(85,189)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	—	105,000
Repayments on long-term borrowings	(2,415)	(3,179)
Proceeds from (repayments on) revolving credit facility, net	54,200	(57,700)
Increase in deferred financing costs	(310)	(1,014)
Excess tax benefit from stock option exercises	65	916
Proceeds from exercise of stock options	299	1,171

Net cash provided by financing activities	51,839	45,194

DECREASE IN CASH AND CASH EQUIVALENTS	(2,895)	(968)
CASH AND CASH EQUIVALENTS — Beginning of period	5,354	6,880

CASH AND CASH EQUIVALENTS — End of period	$2,459	$5,912

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for interest, including capitalized interest	$8,683	$5,721

Cash payments for income taxes	$109	$571

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchases of property and equipment financed through capital lease obligations	$11,299	$—

Purchases of property and equipment in accounts payable	$4,957	$273

Non-cash share-based compensation capitalized to projects under development	$228	$166

Non-GAAP Financial Measures
          This release contains a non-GAAP disclosure, EBITDA, which consists of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, cash flows provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.
          The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
INCOME TAXES AND DEPRECIATION AND AMORTIZATION
(In thousands)
(Unaudited)

	For the
	Three Months Ended
	March 31,
	2008	2007

Net income	$17,404	$14,134
Interest expense, net	7,211	5,528
Provision for income taxes	11,724	9,395
Depreciation and amortization	16,590	13,687

EBITDA	$52,929	$42,744